UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D. C. 20549



                            FORM 8-K

                         CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                              1934



Date of Report (Date of earliest event reported): February 27, 2004



                      HEMACARE CORPORATION
     (Exact Name of Registrant as Specified in its Charter)



                           CALIFORNIA
         (State or Other Jurisdiction of Incorporation)



         000-15223                        95-3280412
    (Commission File No.)    (I.R.S. Employer Identification No.)



                       21101 Oxnard Street
                    Woodland Hills, CA 91367
       (Address of principal executive offices) (Zip Code)



Registrant's telephone number, including area code: (818) 226-1968

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit Number    Description
--------------    ---------------------------------------------
99.1              Press Release issued by HemaCare, dated February
                  27, 2004

ITEM 9.  REGULATION FD DISCLOSURE

On February 27, 2004, HemaCare Corporation issued a press release announcing the date of its 2004 annual meeting of shareholders (the "Meeting") and the record date thereof. A copy is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Under certain circumstances, shareholders are entitled to present proposals at shareholder meetings. SEC rules provide that in the event that the date of an annual meeting is advanced or delayed more than 30 days from the date of the prior year's annual meeting, shareholder proposals intended to be included in the proxy statement must be received within a reasonable time before the Company begins to print and mail the proxy statement for the annual meeting. The Meeting will be held on May 25, 2004. The prior year's annual meeting was held on August 13, 2003. It is anticipated that the proxy statement relating to the Meeting will be mailed to shareholders on or about April 10, 2004.

SEC rules also govern the Company's ability to use discretionary proxy authority with respect to shareholder proposals that were not submitted by the shareholders in time to be included in the proxy statement. In the event a shareholder proposal is not submitted to the Company within a reasonable time before the Company begins to print and mail the proxy statement for the Meeting, the proxies solicited by the Board of Directors will confer authority on the proxyholders to vote the shares in accordance with their best judgment and discretion.

The Company's Bylaws provide that a shareholder may nominate a person for election as a director at a meeting only if written notice of the shareholder's intent to make such nomination has been given to the Secretary of the Company no later than the latter to occur of either (a) 90 days in advance of such meeting or (b) the seventh day following the first public announcement of the date of such meeting. Each such notice must include: (1) the name and address of the shareholder who intends to make the nomination and the name and address of the person or persons to be nominated; (2) a representation that the shareholder is a beneficial owner of stock of the Company entitled to vote at the meeting, and that the shareholder intends to appear in person or by proxy at the meeting and to nominate the person or persons specified in the notice; (3) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholders; (4) such other information regarding each nominee proposed by such shareholder as would be required to be included in the proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (5) the consent of each intended

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nominee named in the notice to serve as a director of the Company if so elected. In addition, the shareholder making such nomination shall promptly provide any other information reasonably requested by the Company. The chairman of any meeting of shareholders shall direct that any nomination not made in accordance with the foregoing procedures will be disregarded

The Company's Bylaws provide that a shareholder who wishes to present a proposal at the shareholder meeting must, among other things, (i) given written notice of the proposal to the Secretary of the Company not less than 90 days before the meeting or, if later, the seventh day following the first public announcement of the date of the meeting; (ii) a brief description of the proposal and the reasons for conducting such business at the meeting;
(iii) the name and address as they appear on the Company's books of the shareholder proposing such business; (iv) the class and number of shares of the Company which are beneficially owned by the shareholder; and (v) any material interest of the shareholder in such business. In addition, the shareholder making such proposal shall promptly provide any other information reasonably required by the Company.

The information in this Current Report on Form 8-K, including the exhibits, will not be treated as "filed" for the purposes of
Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this report.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: February  27,   2004   HEMACARE CORPORATION

                             By: /s/ Judi Irving
                             --------------------------------
                             Judi Irving
                             Chief Executive Officer


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                          EXHIBIT INDEX

Exhibit Number   Description
--------------   -------------------------------------------------
   99.1          Press Release issued by HemaCare, dated
                 February 27, 2004



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